Exhibit (10)HH

Second Amendment
to
Pharmacy Operating Agreement

This Second Amendment to Pharmacy Operating Agreement (this “Amendment”) is made as of January 9, 2018 (the “Amendment Effective Date”) between Target Corporation, a Minnesota corporation (“Target”) and CVS Pharmacy, Inc., a Rhode Island corporation (“CVS”).

WHEREAS, Target and CVS entered into that certain Pharmacy Operating Agreement, dated as of December 15, 2015 (the “Pharmacy Operating Agreement”) as amended by that certain Amendment to Pharmacy Operating Agreement dated November 30, 2016.

WHEREAS, Target and CVS desire to amend certain provisions of the Pharmacy Operating Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, as well as other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Target and CVS agree as follows:

1.Defined Terms. Each capitalized term used but not defined in this Amendment has the meaning assigned to that term in the Pharmacy Operating Agreement.

2.Section 1.86 - Store. In Section 1.86 (entitled “Store”), the last clause of such section, beginning with the word “provided”, shall be deleted and replaced in its entirety with the following: “provided that a Store at which a Store Closure takes place shall not be included in the definition of a Store as of the date of the Store Closure or, in the case of a Store Closure governed by Section 4.7 hereof, the date upon which the License or Lease for the Pharmacy Space terminates as provided in said Section 4.7.”

3.Section 2.6 – Operating Agreement. A new Section 2.6 shall be added to the Agreement as follows:

“Target will use reasonable efforts to drive awareness with Target team members of the Pharmacy located in Target’s headquarters at least once annually, including, by way of example and not limitation, utilizing headquarters clinic events and Target headquarters team member benefit communication channels to inform and/or remind Target team members of the Pharmacy.”

4.Section 4.7(a) – Closure by Target. Section 4.7(a)(which is part of Section 4.7, entitled “Closure by Target”) shall be deleted in its entirety and replaced with the following:

“(a)    Target shall provide CVS with at least three (3) months’ prior written notice (email to CVS relationship manager acceptable) of its intent to conduct a Store Closure, which notice shall include the subject Store’s scheduled closing date (the “Scheduled Store Closure Date”). Upon receipt of such written notice and subject to Laws (including any applicable notice periods with respect to Patients), CVS may elect to cease operating a Pharmacy and providing Pharmacy Services within the Store that is the subject of the closure notice up to eight (8) weeks prior to the Scheduled Store Closure Date. CVS shall provide Target with at least two (2) weeks prior written notice (email to Target relationship manager acceptable) of the date on which CVS will cease operating a Pharmacy and providing Pharmacy Services within the Store that is the subject of the closure notice. In the event of such an election by CVS to cease operating a Pharmacy and providing Pharmacy Services prior to the Scheduled Store Closure Date, (i)
notwithstanding anything to the contrary in this Agreement or the Master Occupancy Agreement between the Parties, CVS shall pay Occupancy Costs related to such Store through the date upon which CVS ceases operating a Pharmacy and providing Pharmacy Services within the Store (the “Pharmacy Closure Date”); (ii) no later than the date (referred to herein as the “Section 4.7(a) Surrender Date”) that is the sooner of (x) four (4) weeks after the Pharmacy Closure Date, (y) two weeks after the Scheduled Store Closure Date, or (z) the date of expiration of Target’s occupancy rights related to the Store, CVS shall remove all of CVS’s equipment, devices, products (including, without limitation, CVS Products), inventory, records and other properties of CVS from the Pharmacies and any other areas of the Store that CVS was authorized to use, such as permitted storage areas pursuant to Section 12.4(d) and surrender the Pharmacy Space to Target in accordance with Section 17(a) of the Master Occupancy Agreement; and (iii) upon the Section 4.7(a) Surrender Date or any earlier date by which CVS has fulfilled the requirements of clause (ii) above, the License or Lease for the affected Pharmacy Space will terminate solely with respect to such Pharmacy Space without terminating this Agreement in its entirety.”

5.Section 4.7(c) – Closure by Target. Section 4.7(c)(which is part of Section 4.7, entitled “Closure by Target”) shall be deleted in its entirety and replaced with the following:

“(c)    Subject to the foregoing, upon the Scheduled Store Closure Date, CVS shall cease operations in the Pharmacy Space (if not previously ceased pursuant to Section 4.7(a)) subject to Laws (including any applicable notice periods with respect to Patients). In addition, (i) no later than the date (referred to herein as the “Section 4.7(c) Surrender Date”) that is the sooner of (x) two weeks after the Scheduled Store Closure Date, or (y) the date of expiration of Target’s occupancy rights related to the Store, CVS shall remove all of CVS’s equipment, devices, products (including, without limitation, CVS Products), inventory, records and other properties of CVS from the Pharmacies and any other areas of the Store that CVS was authorized to use, such as permitted storage areas pursuant to Section 12.4(d) and surrender the Pharmacy Space to Target in accordance with Section 17(a) of the Master Occupancy Agreement; and (ii) upon the Section 4.7(c) Surrender Date or any earlier date by which CVS has fulfilled the requirements of clause (i) above, the License or Lease for the affected Pharmacy Space will terminate solely with respect to such Pharmacy Space without terminating this Agreement in its entirety. Subject to Laws, CVS shall have sole discretion with respect to the transition of Patients and pharmacy records resulting from a Store Closure; provided, however, CVS shall promptly notify Target regarding the disposition of the Patient files and Pharmacy Records from a Store that is the subject of a closure notice, including specifically whether such files were transferred to another Pharmacy location, a CVS retail pharmacy not located in a Store, or a third party.”

6.Section 8.1(c) – Chief Compliance Officers. Section 8.1(c)(entitled “Chief Compliance Officers”) shall be deleted and replaced in its entirety with the following:

“Chief Compliance Officers. The Chief Compliance Officers of CVS and Target (or their delegates) shall meet during the term of this Agreement at such times and places agreed to between the Chief Compliance Officers or their delegates (with additional meetings or reporting as agreed to between the Chief Compliance Officers or their delegates), for the purposes of discussing compliance issues and mutual cooperation of the Parties to ensure effective operation of each Party’s respective corporate compliance program.”

7.Section 8.9 - Hours. The following shall be added at the end of Section 8.9 (entitled “Hours”): “Notwithstanding anything herein to the contrary, the operating hours of a Pharmacy located within

Target’s headquarters shall be identical to or, at CVS’ sole election, extended beyond the operating hours of any healthcare clinic located in the same Target headquarters location; provided, however, in no event will such Pharmacy be required to have operating hours commencing prior to 7 a.m. or ending after 5 p.m. By January 1 of each calendar year, Target will provide CVS with the proposed plan for the headquarters clinic operating hours, including holiday operating hours, for that calendar year. Target agrees to further provide CVS with not less than eight (8) weeks prior notice of any changes to the headquarters clinic operating hours, including holiday operating hours.”

8.Section 10.1 - Marketing. In Section 10.1 (which is part of Section 10, entitled “Marketing”), the second and third sentences shall be deleted and replaced in their entirety with the following:

“The Marketing Committee members appointed by CVS shall have the titles of Senior Vice President, Vice President or Interim Vice President, Marketing and Senior Director or Director, Marketing. The Marketing Committee members appointed by Target shall have the titles Senior Vice President or Vice President, Marketing and Senior Director or Director, Marketing.”

9.Miscellaneous. Except as specifically modified herein, all other terms, conditions, and provisions of the Agreement shall remain in full force and effect. Each party represents and warrants that it has the full capacity, right, power and authority to execute, deliver and perform the Pharmacy Operating Agreement as amended herein and that all required actions, consents and approvals therefor have been duly taken and obtained. This Amendment may be executed in counterparts, all of which together constitute one and the same instrument and facsimile or electronically delivered signatures shall be deemed original signatures.

This Amendment is entered into as of the Amendment Effective Date.

TARGET CORPORATION

/s/ Christina Hennington

CVS PHARMACY, INC.

/s/ Thomas S. Moffat
Vice President and
Corporate Secretary

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